UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 30, 2004

MUZAK HOLDINGS LLC

(Exact Name of Registrant as Specified in their charter)

DELAWARE	333-78573	04-3433730
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3318 LAKEMONT BLVD.

FORT MILL, SC 29708

(Address of Principal Executive Offices)

(803) 396-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

On March 18, 2004, a jury in the Rockingham County New Hampshire Superior Court, found against Muzak LLC and another defendant in Bono vs. Muzak LLC et-al.

The court has not entered final judgment on the jury’s verdict, and we have filed post-verdict motions. In connection with the first such motion filed, the court has recognized that a statutory cap applies to the jury’s verdict. The verdict was modified accordingly and the original award has been reduced to $0.4 million. In light of this modified verdict, the Company has recorded $0.5 million, which includes an estimate of the plaintiff’s legal fees, in the fourth quarter of 2003 to provide for this matter. This reserve was not reflected in the Company’s Form 8-K furnished on March 10, 2004, which included the Company’s fourth quarter and full year financial results press release. Our Form 10-K, which will be filed on March 30, 2004, reflects the reserve for Bono vs. Muzak et-al.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2004

Muzak Holdings LLC

By:	/s/ Stephen P. Villa

Name:	Stephen P. Villa
Title:	Chief Financial Officer, Chief Operating Officer

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